Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-75676, No. 333-112501 and No. 333-156792) and on Forms S-8 (No. 033-68506, No. 333-87050, No. 333-91358, No. 333-116184, No. 333-144124 and No. 333-165131) of Whitney Holding Corporation of our report dated March 1, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
March 1, 2011